                                                                  Exhibit 3.6.1

                              ARTICLES OF INCORPORATION

                                          OF

                                CORY COMPONENTS, INC.

                                                                  [STAMP]

                                         NAME

     One:     The name of the corporation is:  Cory Components, Inc.


                                       PURPOSE

     Two:     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  AGENT FOR SERVICE

     Three:   The name and address in the State of California of the
corporation's initial agent for service of process is Lee Sacks, Esq., 9255 Sunset Boulevard, Suite 620, Los Angeles, California, 90069.


                                  AUTHORIZED SHARES

     Four:    The total number of shares which this corporation is authorized to issue is one hundred thousand (100,000), all of the same class, designated "Common Stock."


DATED:   August 30, 1984                          /s/ Lee Sacks
                                                  ------------------------------
                                                  Lee Sacks

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                  /s/ Lee Sacks
                                                  ------------------------------
                                                  Lee Sacks

                         CERTIFICATE OF AMENDMENT
                                    OF
                        ARTICLES OF INCORPORATION
                                    OF
                          CORY COMPONENTS, INC.
                                                              [STAMP]
     Neal Castleman and Lee Sacks certify that:

     1. They are the president and secretary, respectively, of Cory Components, Inc., a California corporation.

     2. The Articles of Incorporation of this corporation are amended to add Article Five, to read as follows:

          "Five: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4.   The foregoing amendment of Articles of

Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code by the holders of 100% of the outstanding stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATE: 5/24, 1988
      ----


                                 /s/ Neal Castleman
                                 --------------------------------------
                                 Neal Castleman, President


                                 /s/ Lee Sacks
                                 --------------------------------------
                                 Lee Sacks, Secretary










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